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                                                                    EXHIBIT 23.4


                              JIN MAO PRC LAWYERS
                              (CHINESE CHARACTERS)


TO:
E-House (China) Holdings Limited
17/F Merchandise Harvest Building (East)
No. 333, North Chengdu Road
Shanghai, 200041, People's Republic of China

Dear Sirs:

We hereby consent to the use of our name under the captions "Risk Factors," "Enforceability of Civil Liabilities," "Regulation," "Taxation" and "Legal Matters" in the prospectus included in the Registration Statement on Form F-1, originally filed by E-House (China) Holdings Limited on January 17, 2008, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.



                                                    YOURS FAITHFULLY
                                                    JIN MAO PRC LAWYERS


                                                    Signed by: /s/ Fang Xiaojie
                                                    Names:     Fang Xiaojie


                                                    Date: 2008.1.17